Exhibit 1.1

BGIN BLOCKCHAIN LTD.

UNDERWRITING AGREEMENT

[●], 2025

Chardan Capital Markets, LLC

One Pennsylvania Plaza, Suite 4800

New York, NY 10119

As Representative of the Underwriters named on Schedule 1 hereto

Ladies and Gentlemen:

The undersigned, BGIN BLOCKCHAIN LTD., a Cayman Islands exempted company, (the “Company”), hereby confirms its agreement with Chardan Capital Markets, LLC, a New York limited liability company (the “Representative”), and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Securities.

1.1.1 Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of [●] Class A ordinary shares (“Firm Shares”) of the Company, par value US$0.0001 per share (the “Class A Ordinary Shares”).

(ii) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $[●] per Firm Share (being 94% of the per Firm Share public offering price; provided, however, that such percentage shall be 96% for those proceeds of the offering sourced by the Company, and the per Firm Share purchase price shall be adjusted accordingly). The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2 Shares Payment and Delivery.

(i) Delivery of and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) if the Registration Statement is declared effective before 4:00 p.m. (or the third (3rd) Business Day following the Effective Date, if the Registration Statement is declared effective on or after 4:00 p.m.) or at such other time as shall be agreed upon in writing by the Representative and the Company at the offices of Robinson & Cole LLP, 666 Third Avenue, 20th Floor, New York, New York 10017, counsel to the Underwriters (“RC”), or at such other place (or remotely by electronic transmission of executed documents) as shall be agreed upon in writing by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2 Over-allotment Option.

1.2.1 Option Shares. For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted an option to purchase up to [●] Class A Ordinary Shares representing fifteen percent (15%) of the Firm Shares sold in the Offering (the “Option Shares”) from the Company (the “Over-allotment Option”). The purchase price to be paid for per Option Share shall be equal to the price per Firm Share as set forth in Section 1.1.1. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.” The offering and sale of the Public Securities is herein referred to as the “Offering.”

1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Closing Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon in writing by the Company and the Representative, at the offices of RC or at such other place (including remotely by electronic transmission of executed documents) as shall be agreed upon in writing by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will be obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will be obligated to purchase, the number of Option Shares specified in such notice.

1.2.3 Payment and Delivery. Payment for the Option Shares will be made on the applicable Option Closing Date by wire transfer in Federal (same day) funds as follows: $[●] per Option Share, payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) full Business Day prior to the applicable Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of each Option Closing Date, if any, as follows:

2.1 Filing of Registration Statement.

2.1.1. Pursuant to the Act.

(i) The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-285108), including any related preliminary prospectus or prospectuses, including those that omitted information pursuant to Rule 430A, for the registration of the sale of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus (as defined below) included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations and any registration statement filed pursuant to Rule 462(b)) is referred to herein as the “Registration Statement.” From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [___], that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.”

“Applicable Time” means [5:00 p.m.], Eastern time, on the date of this Agreement, or such other time as agreed to in writing by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File No. 001- [●]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Firm Shares and the Option Shares. The registration of the Firm Shares and the Option Shares under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.1.3 The Company has received indication for approval or preliminary approval for listing of the Class A Ordinary Shares on the Nasdaq Capital Market (the “Exchange”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Class A Ordinary Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing. The Underwriters and the Company irrevocably agree that the Offering will not be consummated if the Class A Ordinary Shares are denied for listing on the Exchange.

2.2 No Stop Orders, etc. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.3 Disclosures in Registration Statement.

2.3.1 Compliance with the Act; 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at the date of this Agreement and at the Closing Date and each Option Closing Date, complied and will comply in all material respects with the requirements of the Act and the Regulations. The Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, at the date of this Agreement and at the Closing Date and each Option Closing Date, complied in all material respects with the requirements of the Act and the Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, or at the Closing Date or any Option Closing Date contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time or at the Closing Date or any Option Closing Date did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict in any material respect with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus (i) the table showing the number of securities to be purchased by each Underwriter, and (ii) the sub-sections titled “Electronic Offer, Sale, and Distribution of Class A Ordinary Shares,” “Price Stabilization, Short Positions, and Penalty Bids,” and “Passive Market Making” (collectively, the “Underwriters’ Information”).

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Date or any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.3.2 Disclosure of Agreements. The agreements and documents described in the Pricing Disclosure Package, the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described therein or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, authority, body, entity or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.3.3 Prior Securities Transactions. No offers or sales of securities of the Company that are required to be “integrated” pursuant to the Act or the regulations thereunder with the offer and sale of the Public Securities pursuant to the Registration Statement have been offered or sold, either prior to the initial filing of the Registration Statement or the Effective Date, by the Company or, to the Company’s knowledge, any of its affiliates or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.3.4 Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4 Changes After Dates in Registration Statement.

2.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial position or results of operations or otherwise, of the Company or its Subsidiaries (as defined below) taken as a whole, nor to the Company’s knowledge any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, or assets of the Company or its Subsidiaries taken as a whole (a “Material Adverse Effect”); (ii) there have been no material transactions entered into by the Company or its Subsidiaries required to be disclosed in the Prospectus or the Registration Statement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2 Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital shares.

2.5 Independent Accountants. To the knowledge of the Company, ZH CPA, LLC (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the Regulations. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the Regulations. The as adjusted financial information and the related notes, if any, and the unaudited preliminary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Act and the Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) since the date of the last balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital shares, (c) there has not been any change in the capital shares of the Company or any of its Subsidiaries, or, other than in the ordinary course of business, any grants under any shares compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt. The Company represents that it has no direct or indirect subsidiaries other than those listed in the Registration Statement.

2.7 Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted shares capitalization set forth therein. Except: (i) in connection with the conversion of Class B ordinary shares, par value USD0.0001 each in the capital of the Company, pursuant to Article 9 of the Company’s amended and restated memorandum and articles of association (the “MAA”) where the holders of such shares have the right to convert a Class B Ordinary Share into a fully paid and non-assessable Class A Ordinary Share; or (ii) as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Class A Ordinary Shares of the Company or any security convertible into Class A Ordinary Shares of the Company, or any contracts or commitments on the part of the Company to issue or sell Class A Ordinary Shares or any such options, warrants, rights or convertible securities. For the purpose of this Agreement, “non- assessable” means that the holder of certain shares shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on such shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship, or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

2.8 Valid Issuance of Securities, etc.

2.8.1 Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or the ability to force the Company to repurchase such securities with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Class A Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Class A Ordinary Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Class A Ordinary Shares, exempt from such registration requirements. The description of the Company’s shares option, shares bonus and other shares plans or arrangements, and the options or other rights granted thereunder, if any, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

2.8.2 Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.9 Registration Rights of Third Parties. No holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register the resale of any such securities of the Company under the Act or to include the resale of any such securities in the Registration Statement or any other registration statement to be filed by the Company.

2.10 Validity and Binding Effect of Agreements. The execution, delivery and performance of this Agreement and all related ancillary documents have been duly and validly authorized by the Company, and, when executed and delivered, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11 No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and all related ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company is a party or as to which any property of the Company is a party; (ii) result in any violation of the provisions of the MAA; or (iii) result in the Company’s violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12 No Defaults; Violations. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its MAA, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13 Corporate Power; Licenses; Consents.

2.13.1 Conduct of Business. Except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, orders, licenses, certificates, clearances, permits and supplements and amendments thereto (collectively, “Authorizations”) of and from all Governmental Entities that it needs as of the date hereof to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of Federal, state, local and foreign regulation on the Offering of the Public Securities and the Company’s business as currently contemplated are correct in all material respects.

2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all Authorizations required in connection therewith have been obtained. No Authorizations of, and no filing with, any Governmental Entity is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable Federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors immediately prior to the Offering as supplemented by all information concerning the Company’s directors and officers as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each such officer or director to become inaccurate and incorrect.

2.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, threatened against, or involving the Company or, any executive officer or director that is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which has not been disclosed therein or in connection with the Company’s listing application for the listing of the Public Securities on the Exchange.

2.16 Good Standing. The Company has been duly incorporated and is validly existing as an exempted company and is in good standing under the laws of the Cayman Islands in which it is incorporated as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have or reasonably be expected to result in a Material Adverse Effect.

2.17 Transactions Affecting Disclosure to FINRA.

2.17.1 Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its officers or directors with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2 Payments Within Twelve Months. Except as disclosed in writing to the Representative or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) to the Company’s knowledge, any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Underwriters as provided hereunder in connection with the Offering.

2.17.3 Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4 FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company will advise the Representative if it learns that any officer, director or owner of at least 10% of the Company’s outstanding Class A Ordinary Shares (or securities convertible into exercisable or exchangeable for Class A Ordinary Shares) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.17.5 Information. All information provided by the Company in its FINRA questionnaire to RC, the counsel of the Representative specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.18 Foreign Corrupt Practices Act. Neither the Company or its Subsidiaries nor any of the directors, employees or officers of the Company or, to its knowledge, any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19 Officers’ Certificate. Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20 Possession of Licenses and Permits. The Company (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct its business as currently conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Registration Statement or (ii) to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company and its Subsidiaries is in violation of, or in default under, any Governmental License, except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

2.21 Title to Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have legal and valid title to all assets and properties described as owned by it in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any real property or personal property held under lease by the Company or its Subsidiaries is held under a lease that is valid, existing and enforceable by the Company and its Subsidiaries with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company and its Subsidiaries have not received any written notice of any material claim that is adverse to the rights of the Company or its Subsidiaries under any lease.

2.22 Possession of Intellectual Property. The Company and each of its Subsidiaries owns or possesses valid licenses or other rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, software and design licenses, inventions trade secrets, manufacturing processes, other intangible property rights and know-how as are necessary for the conduct of its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “Intellectual Property”). The Company and its Subsidiaries have not received written notice of any infringement of or conflict with (and the Company and its Subsidiaries do not know of any such infringement of or conflict with) any asserted rights of others with respect to any Intellectual Property used by the Company. To the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property owned by the Company. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.22, reasonably be expected to result in a Material Adverse Effect. The Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, together with any other claims in this Section 2.22, reasonably be expected to result in a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would individually or in the aggregate, together with any other claims referred to in this Section 2.22, a Material Adverse Effect. To the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is knowingly being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

2.23 Company IT Systems. The Company and its Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business (the “Company IT Systems”), except where the failure to own or have the right to access the Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted.

2.24 Privacy Laws. Each of the Company and its Subsidiaries is, and has at all times been, in material compliance with all applicable data privacy and security laws and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations regarding the privacy and security of IT Systems and Data and Personal Data (collectively, the “Privacy Laws”), except as would not, individually or in the aggregate, result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with its policies and contractual obligations governing the collection, storage, use, disclosure, handling and analysis of Personal Data. The Company and its Subsidiaries have at all times made all material disclosures to users or customers required by the Privacy Laws, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company further certifies that each of the Company and its Subsidiaries have: (i) has not received notice of, any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in, any such notice; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Laws; or (iii) is not a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, except with respect to subsection (i), (ii) and (iii) as would not, individually or in the aggregate, result in a Material Adverse Effect.

2.25 Payment of Taxes. Except where such matters are the result of a pending bona fide dispute with taxing authorities, (A) each of the Company and its Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns or other statements that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the federal, state, local or foreign taxes of the Company and its Subsidiaries is pending or threatened, (C) since the date of the most recent audited financial statements, each of the Company and its Subsidiaries has not incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

2.26 Insurance. The Company does not maintain any commercial insurance, the practice of which is customary for companies engaged in similar business. The Company will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Regulations and any applicable foreign securities laws).

2.27 Investment Company Act. The Company is not, nor upon the sale of the Public Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

2.28 Employment Laws Compliance. Each of the Company and its Subsidiaries has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all collective and individual contracts with or involving its employees, and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto and, to the knowledge of the Company, there is no dispute with any employee existing or threatened, which dispute would have a Material Adverse Effect. There are no pending investigations involving the Company or its Subsidiaries, their employees or any collective bargaining organization by any other governmental agency responsible for the enforcement of local laws and regulations or collective bargaining agreements. There is no unfair labor practice charge or complaint against the Company or its Subsidiaries, or any of their officer, pending before any regulatory authority, or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or its Subsidiaries, or any of their officer, or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and its Subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or its Subsidiaries, if any.

2.29 Money Laundering Laws. The Company and its Subsidiaries have not, none of the officers or directors of the Company and its Subsidiaries have, and, to the Company’s knowledge, none of the employees or agents of the Company and its Subsidiaries purporting to act on behalf of the Company or its Subsidiaries, as applicable, have made any payment of funds of the Company or its Subsidiaries or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

2.30 OFAC. None of the Company and its Subsidiaries or, any directors or officers of the Company and its Subsidiaries are and, to the Company’s knowledge, none of any agents or employees of the Company and its Subsidiaries purporting to act on behalf of the Company and its Subsidiaries are currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering of the Public Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

2.31 Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has no subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1.01 of Regulation S-X under the Act.

2.32 Translated Documents. All translations of each agreement, document or other writing provided by the Company for use by the Representative or for use as exhibits to the Registration Statement which the Company reasonably believes (i) have been provided by parties whom the Company believes are reliable in their capacity to fairly and accurately translate such documents, and (ii) fairly and accurately represent the provisions of the original versions of the documents which they represent. To the extent such translations were provided by others, nothing has come to attention of officers of the Company familiar with such documents that causes them to believe the translations provided are inaccurate in any material respect.

2.33 Related Party Transactions. Except as disclosed in Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.34 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Exchange. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Exchange.

2.35 Sarbanes-Oxley Compliance.

2.35.1 The Company, on a consolidated basis with its Subsidiaries, maintains a system of “internal control over financial reporting” (as defined and as required for reporting companies under Rules 13a-15(f) and 15d-15 under the Exchange Act) designed (1) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, (2) to maintain records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (3) to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (4) to provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements; and such internal control over financial reporting is effective as of the end of the Company’s most recently completed fiscal year. Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.35.2 The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

2.36 The Company is a “foreign private issuer” as defined in Rule 405 of the Act.

2.37 Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and each beneficial owner of 1% or more of the Company’s outstanding Class A Ordinary Shares as of the Effective Date (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in a form substantially similar to that attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.38 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.39 Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.40 Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries, or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.41 Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the Effective Date and at the time of any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Regulations) of the Public Securities and at the Effective Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.42 Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.43 [Internationally Omitted].

2.44 Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company or any Subsidiary is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer (other than the Company or a Subsidiary) or prior employer that could materially affect his or her ability to be and act in his or her respective capacity of the Company or such Subsidiary or be expected to result in a Material Adverse Effect.

2.45 Corporate Records. The minute books of the Company have been made available to the Representative and RC and such books (i) contain minutes of all material meetings and actions of the Board of Directors (including each board committee) and shareholders of the Company, and (ii) reflect all material transactions referred to in such minutes.

2.46 Diligence Materials. The Company has provided to the Representative and RC all materials required or necessary to respond in all material respects to the diligence request submitted to the Company or HTFL (as defined below) by the Representative.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or the Prospectus proposed to be filed after the Effective Date, and it will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 Filing of Final Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Regulations.

3.3 Prospectus Delivery Period. During the period beginning on the date hereof and ending on the later of the Closing Date, the last Option Closing Date or such date as determined by the Representative that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Registration Statement filed under Rule 462(b), the Pricing Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

3.4 Effectiveness and Notice of Certain Events. From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Class A Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.

3.4.1 Compliance.

3.4.1.1 During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Act and by the Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Public Securities as contemplated by the provisions hereof, the Pricing Disclosure Package, the Registration Statement and the Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to comply with the Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.4.1.2 If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include, when taken together with the Pricing Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.4.2 Copies. The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

3.4.3 Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act; provided that the Company will be deemed to have furnished such statements to its security holders and the Representative to the extent such statements are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

3.5 Payment of Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and communication expenses relating to the registration of the Public Securities with the Commission, (b) all filing fees and other expenses (including the reasonable and documented fees and disbursements of Representative’s counsel) incurred in connection with qualification of the Public Securities for sale under the laws of such jurisdictions as the Representative designates, (c) costs and expenses related to the review of the Offering by FINRA, including all filing fees and the reasonable fees and disbursements of Representative’s counsel, (d) costs and expenses relating to investor presentations or any “road show” in connection with the Offering, including, without limitation, the costs of recording and hosting on the Internet of the Company’s road show presentation and any travel expenses of the Company’s officers and employees and any other expenses of the Company, (e) fees and expenses incident to listing of the Public Securities on such stock exchanges as the Company determines, (f) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the Offering, (g) expenses incurred in preparing, printing and distributing preliminary and the Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Representative and the other Underwriters in the Offering, if any, and for expenses incurred for preparing, printing and distributing any issuer free writing prospectuses or advertisements to investors or prospective investors, (h) reasonable fees, disbursements and expenses of the Underwriters counsel, (i) the costs and expenses of an investor relations firm selected by the Company in its sole discretion, if any, (j) the costs of preparing, printing and delivering certificates representing the Public Securities, (k) fees and expenses of the transfer agent, (l) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters, (m) to the extent approved by the Company in writing, the costs associated with post-closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times, and (n) fees, expenses and disbursements relating to background checks of the Company’s officers and directors or due diligence in connection with the Offering; provided, however, that the maximum amount of fees, costs and expenses incurred by the Representative and its designated affiliates with respect to subparagraphs (a) through (n) above, on its own behalf and on behalf of any other Underwriters in the Offering, including, without limitation, the fees, disbursements and expenses relating to due diligence and the fees and expenses of any independent experts and legal counsel to the Underwriters, that the Company shall be required to pay under this Section 3.5 if the Offering is consummated shall be $500,000, and such amount shall be reduced to $150,000 if the Offering is not consummated.

3.6 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Public Securities to be sold by it hereunder as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

3.7 Stabilization. Except for the grant to the Underwriters of the right to purchase the Option Shares, the Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.8 Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Class A Ordinary Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule 2-B. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

3.9 Testing-the-Waters Communications. The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Public Securities, will not distribute any offering materials in connection with the offering and sale of the Public Securities, other than the Preliminary Prospectus, the Prospectus and, subject to compliance with Section 3.8, any Permitted Free Writing Prospectus. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2-B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

3.10 Company Lock-up. The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending six months after the Effective Date, (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or other capital shares; (ii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or other capital shares, whether any transaction described in any of the foregoing is to be settled by delivery of Class A Ordinary Shares or other capital shares, other securities, in cash or otherwise; or (iii) publicly announce an intention to do any of the foregoing.

3.11 Delivery of Reports, etc. The Company hereby agrees, during a period of three years from the Effective Date, so long as the Company is subject to the reporting requirements of either Section 13 and Section 15(d) of the Exchange Act, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representative as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 3.11.

3.12 Transfer Agent. The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Class A Ordinary Shares.

3.13 Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the end of the Prospectus Delivery Period.

3.14 Internal Controls. The Company will maintain a system of internal accounting controls meeting the requirements of the Exchange Act, including Rules 13a-15(f) and 15d-15: (1) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, (2) that pertains to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (3) designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (4) designed to provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

3.15 Accountants. As of the Effective Date, the Company shall retain the Auditor or other independent public accountants registered with the Public Company Accounting Oversight Board reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm registered with the Public Company Accounting Oversight Board for a period of at least three years after the Effective Date.

3.16 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or agents shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.17 Right of First Refusal. Provided that the Firm Shares are sold in accordance with the terms of this Agreement, the Representative shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of fifteen (15) months after the date the Offering is completed, to act as lead underwriter or book-running manager or placement agent, at the Representative’s sole discretion, for each and every future public and private equity and public debt offerings (each, a “Subject Transaction”), during such fifteen (15) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary for such Subject Transactions. Even in cases where there are three or more underwriters or placement agents in a Subject Transaction, the Representative shall be entitled to receive as its compensation no less than thirty percent (30%) of the compensation payable to the full underwriting or placement agent group for that Subject Transaction. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional lead underwriter, book-running manager, and/or placement agent in a Subject Transaction during the fifteen (15) month period referred to above without the express written consent of the Representative, or without first notifying the Representative of its intention to pursue a Subject Transaction, and the Representative declines to or fails to exercise its Right of First Refusal as detailed below. The Company shall notify the Representative of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by electronic mail or overnight courier service addressed to the Representative. If the Representative declines the terms of such Subject Transaction or fails to exercise its Right of First Refusal with respect to any Subject Transaction within five (5) Business Days after the mailing of such written notice, then the Representative shall have no further claim or right with respect to the Subject Transaction. The Representative may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative shall not adversely affect the Representative’s Right of First Refusal with respect to any other Subject Transaction during the fifteen (15) month period agreed to above. The terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by the Representative, market conditions, the absence of a material adverse change to the Company’s business, financial condition and prospects, approval of the Representative’s internal committee and any other conditions that the Representative may deem appropriate for transactions of such nature.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and each Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1. Regulatory Matters.

4.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and each Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

4.1.2 FINRA Clearance. By the Effective Date, the Representative shall have received a no objections letter from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3 Nasdaq Clearance. On the Closing Date, the Class A Ordinary Shares shall have been approved for listing on the Exchange.

4.2 Company Counsel Matters.

4.2.1 Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received (i) a legal opinion from Ogier (Cayman) LLP, Cayman Islands legal counsel to the Company (“Ogier”); (ii) the opinion of Hunter Taubman Fischer & Li LLC, U.S. securities counsel to the Company (“HTFL”), (iii) the opinion of TWSL Partners, Hong Kong counsel to the Company (“TWSL”), (iv) the opinion of Commerce & Finance Law Offices, the People’s Republic of China (“C&F”), (v) the opinion of Dentons Rodyk & Davidson LLP, Singapore counsel to the Company (“DRD”), (vi) a written statement providing certain “10b-5” negative assurances, of HTFL, and (vii) a written statement providing certain “10b-5” negative assurances, of RC, each dated the Closing Date, addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.2 Option Closing Date Opinions of Counsel. On each Option Closing Date, if any, the Representative shall have received opinions from each of Ogier, HTFL, TWSL, C&F, DRD and RC, dated such Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of such Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.3 Comfort Letters.

4.3.1 At the time this Agreement is executed, the Auditor shall have furnished to the Representative, for the benefit of the Underwriters, a cold comfort letter, dated as of the date of this Agreement, in form and substance satisfactory to the Representative and its counsel, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to the Representative and to RC from the Auditor, dated as of the date of this Agreement.

4.3.2 Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, to the effect (i) that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or such Option Closing Date, as the case may be, and (ii) that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and (iii) that, as of the Closing Date and such Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. and (iv) that, as of the Closing Date and such Option Closing Date, to the best of their knowledge after reasonable investigation, as of the Closing Date or such Option Closing Date, as the case may be, the list of the due diligence documents (in form and substance satisfactory to the Underwriters) (the “Confirmation List”) is a true, correct, and complete copy of the list responding to the due diligence request of the Representative and its legal counsel; in their opinion, such Confirmation List is, as of the Closing Date or such Option Closing Date, as the case may be, is appropriately marked and supported with all appropriate documents, and does not include any untrue statement of a material fact and does not omit to provide any material documents or necessary to make the mark therein not misleading; the Company has provided all requested information and documents, if applicable, under the Confirmation List; and there has not been, as of the Closing Date or such Option Closing Date, as the case may be, any material change or update to the Confirmation List, and (v) that the Company will timely file its annual report on Form 20-F, which shall include the Company’s audited financial statements for the fiscal year ended December 31, 2024, within such timeline required under the Exchange Act. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2 Secretary’s Certificate. At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, certifying: (i) that the MAA are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.4.3 CFO’s Certificate. At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by Chief Financial Officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, with respect to certain financial data contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

4.5 No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus taken as a whole; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any officers or directors before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or results of operations of the Company, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Delivery of Agreements.

4.6.1 Effective Date Deliveries. On or before the date hereof, the Representative shall have received duly executed Lock-Up Agreements pursuant to Section 2.37 hereof.

4.6.2 Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Underwriters the Firm Shares, and on each Option Closing Date, if any, the Company shall have delivered to the Underwriters the applicable Option Shares.

5. Indemnification.

5.1 Indemnification of Underwriters.

5.1.1 General. The Company hereby agrees to indemnify, defend and hold harmless the Representative, Underwriters, their subsidiaries, parents and affiliates and each of their directors, officers, managers, agents, contractors, employees, members, counsel, and each other person or entity who controls the Representative or any of their affiliates within the meaning of Section 15 of the Act (collectively, the “Indemnified Parties”) to the fullest extent permitted by applicable law from and against any and all losses, claims, damages, expenses, or liabilities (or actions in respect thereof) (“Losses”), joint or several, to which they or any of them may become subject under any statute or at common law, and to promptly reimburse such Indemnified Parties for any reasonable legal or other expense (including but not limited to the cost of any investigation, preparation, response to third party subpoenas) incurred by them in connection with any litigation, claim, administrative or regulatory action, proceeding or investigation (collectively, the “Proceedings”), whether pending or threatened, and whether or not resulting in any liability, insofar as such losses, claims, liabilities, or litigation arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (as from time to time each may be amended and supplemented); (2) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (3) the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing indemnification provisions shall not apply to statements or omissions to the extent made in reliance upon and in conformity with the Underwriters’ Information; and provided that the Company will not be responsible for the fees and expenses of more than one counsel to all Indemnified Parties, in addition to appropriate local counsel, unless in the reasonable opinion of counsel to any Indemnified Party there exists a potential conflict of interest which would make it inappropriate for one counsel to represent all such Indemnified Parties.

5.1.2 Procedure. Each Indemnified Party shall, promptly after the receipt of notice of the commencement of any claim or Proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to Section 5.1.1 or (b) under Section 5.1.1 unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses. In case any such claim or Proceeding shall be brought against any Indemnified Party, and it shall notify the Company of the commencement thereof, the Company shall assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. In any such Proceeding, any Indemnified Party may retain separate counsel to participate in such defense, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party or has otherwise failed to assume and to pursue diligently the defense of the Proceeding; or (ii) in any Proceeding in which both the Company, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Company or (y) a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Company shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties (unless in the reasonable opinion of counsel to any Indemnified Party there exists a potential conflict of interest which would make it inappropriate for one counsel to represent all such Indemnified Parties, in which case, the Company shall pay all costs and expenses of such additional counsel).

5.1.3 Reimbursement. In the event the Company fails to assume the defense of the Proceeding, the Company will reimburse all Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel for all Indemnified Parties) incurred by any such Indemnified Parties in connection with investigating, preparing, and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Indemnified Party is a party, promptly as such expenses are incurred or paid (unless the Indemnified Parties request they be paid in advance pursuant to Section 5.1.4 below).

5.1.4 Notwithstanding any other provision hereof or any other agreement between the parties, in the event (A) the Company chooses not to accept the defense of the Proceeding and the Indemnified Party assumes the defense and control the settlement of any Proceeding and (B) such Indemnified Party employs separate counsel at reasonable expense (provided that the Company shall not be required to reimburse the expenses and costs of more than one law firm) and control its own defense of any Proceeding if (i) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company or other parties, and the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Party that are different from those available to the Company or other parties, or a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable, (ii) such Proceeding involves equitable or other non-monetary damages or in the reasonable judgment of the Indemnified Person, such settlement would have a continuing material adverse effect on the Indemnified Party’s business (including any material impairment of its relationships with customers and suppliers) or (iii) or in the reasonable judgment of the Indemnified Party, the Company may not be able to satisfy fully such Proceeding. In addition, if the Company fails to give the Indemnified Party the notice in accordance with the terms hereof, the Indemnified Person shall have the right to assume control of the defense of and settle the Proceeding and all costs incurred in connection therewith shall constitute damages of the Indemnified Party. For the avoidance of doubt, the Company acknowledges that it will advance any retainer fees required by legal counsel to an Indemnified Party simultaneously with the engagement by such Indemnified Party of such counsel, the amount of which shall not exceed $20,000 and that such retainer shall be credited to fees incurred with the balance (if any) refundable to the Company.

5.2 Indemnification of the Company. The Company agrees that no Indemnified Party shall have any liability to the Company or its respective owners, successors, heirs, parents, affiliates, security holders or creditors for any Losses, except to the extent such Losses resulted from any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission, in each case, made in the Registration Statement, the Pricing Disclosure Package or the Prospectus in reliance upon and in conformity with the Underwriters’ Information.

5.3 Contribution.

5.3.1 Contribution Rights. If such indemnification is for any reason not available or insufficient to hold an Indemnified Party harmless, the Company agrees promptly to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by the Underwriters, on the other hand, with respect to this Agreement, or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of the Underwriters on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Parties shall not be responsible for amounts which in the aggregate are in excess of the amount of all cash fees and value of other in-kind consideration, exclusive of costs, actually received by the Underwriters from the Company in connection with this Agreement. Relative benefits to the Company, on the one hand, and to the Underwriters, on the other hand, with respect to this Agreement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with the Offering, whether or not consummated, bears to (ii) all fees received or proposed to be received by the Underwriters in connection with the applicable engagement (including in-kind consideration). In the case of Losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this Section 5.3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter in connection with the Public Securities distributed by it exceeds the amount of any damages such Underwriter has otherwise paid or become liable to pay in respect of the Losses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any Proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have other than for contribution hereunder. In case any such Proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any Proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

5.4 Settlement. The Company will not, without the Representative’s prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party therein) unless the Company has given the Representative reasonable prior written notice thereof and such settlement, compromise, consent or termination: (a) includes an unconditional release of each Indemnified Party from any liabilities arising out of such Proceeding and (b) does not include any statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. No Indemnified Party seeking indemnification, reimbursement or contribution under this Agreement will, without the Company’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned) settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding referred to herein or admit fault, culpability or failure to act by or on behalf of the Company or any Indemnified Party.

5.5 Survival; Successors. The indemnity, contribution and expense reimbursement obligations set forth herein shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise (but not duplicative of or effective to result in any multiplicative return of Losses or of any such liability of the Company), and shall remain operative and in full force and effect notwithstanding the termination of this Agreement, the closing of the contemplated Offering, and any successor of the Representative or any other Indemnified Parties shall be entitled to the benefit of the provisions hereof. Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify the Representative in writing thereof and, if requested by the Representative, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and on terms and conditions reasonably satisfactory to the Representative.

6. Default by an Underwriter.

6.1 Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, the Representative may, in its discretion, arrange for itself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, the Representative does not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Shares or Option Shares on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically terminate without liability on the part of the Company (except as provided in Sections 3.5 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of the counsel to the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to Firm Shares or Option Shares.

7. Additional Covenants.

7.1 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the NYSE, the NYSE MKT, Nasdaq Stock Market or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2 Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without prior written consent of the Representative, for a period ending at 5:00 p.m. Eastern time on the first business day following the 25th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.3 Free Writing Prospectuses. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, securities markets in the United States; or (ii) if trading on the Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an initial or increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity (including a public health matter or natural disaster) or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Effect, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

9. Miscellaneous.

9.1 Notices. All notices, demands, and other communications to given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by overnight delivery using a nationally recognized courier service, or emailed. Notice shall be deemed received: (a) if personally delivered, upon the date of delivery to the address of the receiving party; (b) if sent by overnight courier, the date actually received by the recipient; (c) if sent by email, when sent. The parties will each promptly notify the other of any changes to the following contact information.

Notices to the Chardan shall be sent to:

Chardan Capital Markets, LLC

One Pennsylvania Plaza, Suite 4800

New York, New York 10119

Attn.: George Kaufman

Email: gkaufman@chardan.com

with a copy (which shall not constitute notice) to:

Robinson & Cole LLP

666 Third Avenue, 20th Floor

New York, New York 10017

Attn: Arila (Er) Zhou; Anna (Jinhua) Wang

Email:azhou@rc.com; awang@rc.com

Notices to the Company shall be sent to:

BGIN BLOCKCHAIN LTD.

#09 12 Paya Lebar Square

60 Paya Lebar Road Singapore 409051

Attention:

Email:

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

Attn: Ying Li, Esq.

Email:yli@htflawyers.com

9.2 Section Headings. The section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements, whether oral or written, between the Representative and the Company. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that other terms and conditions of that certain engagement letter between the Company and the Representative dated May 26, 2022, with respect to Sections 23 and 24 thereof, shall remain in full force and effect. This Agreement may not be amended or modified except in writing. Neither party shall assign its rights or duties hereunder without the prior written consent of the other party, which may be withheld in the other party’s sole and absolute discretion; provided however that nothing in this sentence shall impact the Representative’s ability to engage in customary arrangements in connection with the formation of a selling group for the Offering. Notwithstanding the foregoing, the Representative may assign its rights to the fees payable to it under Section 1 to any affiliate of the Representative. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against each of the parties and their successors and assigns.

9.4 Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and, with the exception of the rights and benefits conferred upon the Indemnified Parties by Section 5 of this Agreement, shall not be deemed or interpreted to confer any rights upon any third parties. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.5 Governing Law. All aspects of the relationship created by this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed in the State of New York, without regard to its conflicts of laws provisions. All actions and proceedings shall be heard and determined exclusively in the state and federal courts located in or nearest to the borough of Manhattan, New York City, New York and the Company and the Representative hereby submit to the jurisdiction of such courts and irrevocably waive any defense or objection to such forum, on forum non conveniens grounds or otherwise. The parties agree to accept service of process by mail, to their principal business address, addressed to the chief executive officer and secretary thereof. The parties hereby agree that this Section 9.5 shall survive the termination and/or expiration of this Agreement.

9.6 Reserved.

9.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8 Severability. Should any one or more covenants, restrictions and provisions contained in this Agreement be held for any reason to be void, invalid or unenforceable, in whole or in part, such unenforceability will not affect the validity of any other term of this Agreement, and the invalid provision will be binding to the fullest extent permitted by law and will be deemed amended and construed so as to meet this intent. To the extent any provision cannot be so amended or construed as a matter of law, the validity of the remaining provisions shall be deemed unaffected and the illegal or invalid provision will be deemed stricken from this Agreement.

9.9 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[signature page follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

BGIN BLOCKCHAIN LIMITED

By:

Accepted on the date first above written.

CHARDAN CAPITAL MARKETS, LLC, as Representative of the several Underwriters

By:
George Kaufman Partner and Head of Investment Banking

SCHEDULE 1

Name of Underwriter	Number of Firm Shares
Chardan Capital Markets, LLC	[●]
The Benchmark Company, LLC	[●]
[●]

SCHEDULE 2-A

Number of Firm Shares: [●]

Number of Option Shares: [●]

Public Offering Price per Firm Share: $[●]

Public Offering Price per Option Share: $[●]

Underwriting Discount per Firm Share: $[●]

Underwriting Discount per Option Share: $[●]

Proceeds to Company per Firm Share (before expenses): $[●]

Proceeds to Company per Option Share (before expenses): $[●]

SCHEDULE 2-B

Issuer General Use Free Writing Prospectus and Written Testing-the-Waters Communications

1.	[●]

SCHEDULE 3

Lock-Up Parties1

[1]	[NTD: the final list to be confirmed upon the effectiveness of the F-1.]

Exhibit A

Form of Lock-Up Agreement

Lock-Up Agreement

[____], 2025

Chardan Capital Markets LLC

One Pennsylvania Plaza, Suite 4800

New York, NY 10119

Ladies and Gentlemen:

The undersigned understands that Chardan Capital Markets LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with BGIN BLOCKCHAIN LIMITED, a Cayman Islands exempted company (the “Company”), providing for the public offering (the “Public Offering”) of Class A ordinary shares of the Company, par value US$0.0001 per share (the “Shares”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending six (6) months after the date of effectiveness of the registration statement on Form F-1 of the Company relating to the Public Offering (File No. 333-285108) (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned or any of its immediate family members, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) in the case that the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers or dispositions of the Lock-Up Securities (A) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or its Affiliates or (B) as part of a distribution to members or shareholders of the undersigned or (C) if the undersigned is a trust, to a trustee or beneficiary of the trust; (f) transfers or dispositions of any Lock-up Securities by operation of law; (g) transfers or dispositions of Lock-up Securities pursuant to a qualified domestic order or in connection with a divorce settlement; (h) transfers or dispositions of Lock-up Securities to the Company from an employee upon death, disability or termination of employment of such employee; (i) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options and remittance payments; or (j) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control (as defined herein) of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement (collectively, “Permitted Transfers”); provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), (d), (e), or (f), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement. For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis; the term “Affiliate” shall mean, with respect to any Person (which means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, governmental authority or other entity of any kind), any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Public Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this agreement shall be deemed to restrict or prohibit (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to this lock-up agreement shall be subject to this lock-up agreement, (ii) the issuance of ordinary shares in connection with the exercise of outstanding warrants of the Company as disclosed in the registration statement on Form F-1 of the Company related to the Public Offering; provided that this lock-up agreement shall apply to any of the undersigned’s shares issued upon such exercise, or (iii) the issuance of securities in connection with an acquisition or a strategic relationship which may include the sale or equity securities; provided, that none of such shares shall be saleable in the public market until the expiration of the 6-month period described above.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed on or prior to [__], 2025 or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

[signature page follows]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

[signature page to lock-up agreement –BGIN BLOCKCHAIN LIMITED]

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